Certification of Chief Executive Officer of Newsmax Inc.
Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Christopher Ruddy, certify that:

1.	I have reviewed this Annual Report on Form 10-K/A of Newsmax Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 1, 2025	/s/ Christopher Ruddy
Christopher Ruddy
Chief Executive Officer
(Principal Executive Officer)